EXHIBIT 1

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NAME                                       RESIDENCE OR BUSINESS                 PRESENT
                                           ADDRESS AND JURISDICTION OF           OCCUPATION
                                           INCORPORATION IF A COMPANY
- ----                                       ---------------------------           ----------

New Media Enterprises Ltd.                 P.O. Box 119                          N/A
                                           Road Town, Tortola
                                           British Virgin Islands;
                                           Tortola, B.V.I.

Event Horizon Ltd.                         197 Main Street                       N/A
                                           Road Town, Tortola
                                           British Virgin Islands;
                                           Tortola, B.V.I.

Swordfish Capital                          P.O. Box 70                           N/A
                                           Palm Chambers
                                           Road Town, Tortola
                                           British Virgin Islands;
                                           Tortola, B.V.I.

Orcus Global Inc.                          3076 Sir Francis Drakes               N/A
                                           P.O. Box 3463
                                           Road Town, Tortola
                                           British Virgin Islands;
                                           Tortola, B.V.I.

Jeeves Investments Ltd.                    P.O. Box N - 8318                     N/A
                                           Nassau, Bahamas;
                                           Bahamas

Sunnyside Holdings Ltd.                    P.O. Box N - 8318                     N/A
                                           Nassau, Bahamas;
                                           Bahamas

Arron Fediuk                               2656 West 2nd Avenue                  Financier/Venture Capital
                                           Vancouver, B.C.
                                           V6K 1J9

Trent Jordan                               Suite 2500                            Financier/Venture Capital
                                           1177 West Hastings Street
                                           Vancouver, B.C.
                                           V6E 2K3

Kent Jawant                                7731 Montcalm Street                  Businessman
                                           Vancouver, B.C.
                                           V6P 4P1

Wembley Holdings Ltd.                      c/o Suisse Security Bank & Trust      N/A
                                           Orissa House - P.O. Box N - 4801
                                           Nassau, Bahamas;
                                           Bahamas

Jeffrey Shear                              478 Spadina Road                      Businessman
                                           Toronto, Ontario
                                           M5P 2W8
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